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Exhibit 21

MISSION ENERGY HOLDING COMPANY
LIST OF SUBSIDIARIES
As of December 31, 2005

Entity	Jurisdiction Of Organization
Aguila Energy Company	California
Anacapa Energy Company	California
Arrowhead Energy Company	California
Athens Funding, L.L.C.	Delaware
Beheer-en Beleggingsmaatschappij Plogema B.V.	The Netherlands
Brookhaven Cogeneration, L.P.	Delaware
Camino Energy Company	California
Caresale Services Limited	United Kingdom
Chester Energy Company	California
Chestnut Ridge Energy Company	California
Citizens Power Holdings One, LLC	Delaware
CL Power Sales One, L.L.C.	Delaware
CL Power Sales Two, L.L.C.	Delaware
CL Power Sales Seven, L.L.C.	Delaware
CL Power Sales Eight, L.L.C.	Delaware
CL Power Sales Ten L.L.C.	Delaware
Collins Holdings EME, LLC	Delaware
CP Power Sales Nineteen, L.L.C.	Delaware
CP Power Sales Seventeen, L.L.C.	Delaware
CP Power Sales Twelve, L.L.C.	Delaware
CP Power Sales Twenty, L.L.C.	Delaware
Del Mar Energy Company	California
Desert Sunrise Energy Company	Nevada
Doga Enerji Uretim Sanayi ve Ticaret L.S.	Turkey
Doga Isletme ve Bakim Ticaret L.S.	Turkey
Doga Isi Satis Hizmetleri ve Ticaret L.S.	Turkey
Edison First Power Holdings I	United Kingdom
Edison First Power Holdings II	United Kingdom

Edison First Power Limited	Guernsey
Edison Mission Development, Inc.	Delaware
Edison Mission Energy	Delaware
Edison Mission Energy Fuel	California
Edison Mission Energy Fuel Services, LLC	Delaware
Edison Mission Energy Interface Ltd.	British Columbia
Edison Mission Energy Petroleum	California
Edison Mission Energy Services, Inc.	California
Edison Mission Finance Co.	California
Edison Mission Fuel Resources, Inc.	Delaware
Edison Mission Fuel Transportation, Inc.	Delaware
Edison Mission Holdings Co.	California
Edison Mission Marketing & Trading, Inc.	California
Edison Mission Midwest Holdings Co.	Delaware
Edison Mission Midwest, Inc.	Delaware
Edison Mission Operation & Maintenance, Inc.	California
Edison Mission Overseas Limited.	United Kingdom
Edison Mission Project Co.	Delaware
Edison Mission Wind, Inc.	Delaware
EME Ascot Limited	United Kingdom
EME Atlantic Holdings Limited	United Kingdom
EME Buckingham Limited	United Kingdom
EME CP Holdings Co.	Delaware
EME Eastern Holdings Co.	Delaware
EME Finance UK Limited	United Kingdom
EME Homer City Generation L.P.	Pennsylvania
EME Investments, LLC	Delaware
EME Investments II, LLC	Delaware
EME Southwest Power Corporation	Delaware
EME UK International LLC	Delaware
EMP, Inc.	Oregon
Energy Generation Finance UK PLC	United Kingdom

First Hydro Renewables Limited	United Kingdom
First Hydro Renewables Number 2 Limited	Wales
Global Power Investors, Inc.	California
Hancock Generation LLC	Delaware
Homer City Property Holdings, Inc.	California
Laguna Energy Company	California
Lakeland Power Development Company Limited	United Kingdom
Lakeland Power Ltd.	United Kingdom
Lehigh River Energy Company	California
Madison Energy Company	California
Maine Mountain Power, LLC	Delaware
Maplekey Holdings Limited	United Kingdom
Maplekey UK Finance Limited	United Kingdom
Maplekey UK Limited	United Kingdom
MEC Esenyurt B.V.	The Netherlands
MEC San Pascual B.V.	The Netherlands
Midwest Finance Corp.	Delaware
Midwest Generation EME, LLC	Delaware
Midwest Generation, LLC	Delaware
Midwest Generation Energy Services, LLC	Delaware
Midwest Peaker Holdings, Inc.	Delaware
Mission Capital, L.P.	Delaware
Mission De Las Estrellas LLC	Delaware
Mission Del Cielo Inc.	Delaware
Mission Del Sol, LLC	Delaware
Mission/Eagle Energy Company	California
Mission Energy Construction Services, Inc.	California
Mission Energy Generation, Inc.	California
Mission Energy Holdings, Inc.	California
Mission Energy Holdings International, Inc.	Delaware
Mission Energy Singapore Pte Ltd	Singapore
Mission Energy Wales Company	California
Mission Energy Westside, Inc.	California

Mission Triple Cycle Systems Company	California
Mission Wind Maine, Inc.	Delaware
Mission Wind New Mexico, Inc.	Delaware
Mission Wind Pennsylvania, Inc.	Delaware
Mission Wind Texas, Inc.	Delaware
Mission Wind Wildorado, Inc.	Delaware
North Shore Energy, L.P.	Delaware
Northville Energy Corporation	New York
Ortega Energy Company	California
Panther Timber Company	California
Paradise Energy Company	California
Pego Limited	United Kingdom
Pleasant Valley Energy Company	California
Pride Hold Limited	United Kingdom
Rapidan Energy Company	California
Redbill Contracts Limited	United Kingdom
Reeves Bay Energy Company	California
Riverport Energy Company	California
San Gabriel Energy Company	California
San Joaquin Energy Company	California
San Juan Energy Company	California
San Juan Mesa Wind Project, LLC	Delaware
San Juan Mesa Investments, LLC	Delaware
San Pedro Energy Company	California
Santa Clara Energy Company	California
Silverado Energy Company	California
Southern Sierra Energy Company	California
Thorofare Energy Company	California
Valle Del Sol Energy, LLC	Delaware
Viejo Energy Company	California
Vista Energy Company	New Jersey
Walnut Creek Energy, LLC	Delaware
Western Sierra Energy Company	California

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MISSION ENERGY HOLDING COMPANY LIST OF SUBSIDIARIES As of December 31, 2005